EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors
American Bio Medica Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2006, included in its Annual Report on Form 10-KSB dated March 31, 2006 relating to the financial statements of American Bio Medica Corporation as of December 31, 2005 and 2004 and for each of the years then ended.

We also consent to the references to out firms under the heading "Experts" in the related prospectus.

/s/ UHY LLP
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Albany, New York
April 25, 2006

                                  Exhibit 23.1